UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2016 (January 11, 2016)
HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, HealthWarehouse.com, Inc. (the “Company”) appointed Daniel Seliga as Chief Operating Officer and Chief Financial Officer of the Company.

Mr. Seliga, age 50, has provided financial and operational consulting services to HealthWarehouse.com since August 2013. Prior to joining the Company full time, Mr. Seliga was a Managing Director of Melrose Capital, the Company’s senior lender.  From September 2010 to December 2012, he was General Manager and Business Manager for MVI Enterprises, the largest truck dealership network in Ohio.  From November 1996 to July 2010, Mr. Seliga was the Chief Financial Officer and Vice President of Operations for Mae Holding Company, a privately held wholesale distributor of commercial construction materials and a retail home improvement company.  Prior to 1996, Mr. Seliga served as a commercial and real estate lending officer for Bank of New York and PNC Bank.

On January 11, 2016, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Seliga.  The Employment Agreement contains the following key terms: (a) a term of two years beginning on January 1, 2016, subject to automatic one year extensions, unless written notice of non-extension is provided by either party; (b) the titles and positions of Chief Operating Officer and Chief Financial Officer reporting directly to the Company’s Board of Directors; (c) an initial base salary of $150,000 per year in 2016, with an increase to $165,000 per year on January 1, 2017; (d) an annual target bonus of up to 100% of base salary under the annual bonus program for senior management of the Company, which bonus is payable 50% in cash and 50% in stock options; provided that for calendar years 2016 and 2017, Mr. Seliga will earn a minimum bonus of 30% of base salary; (e) in the event of a termination of Mr. Seliga’s employment other than for cause (as defined in the Employment Agreement) or a resignation for good reason (as defined in the Employment Agreement), Mr. Seliga will be entitled to severance equal to six months of his then-current base salary; and Mr. Seliga’s agreement is to be bound by restrictive covenants regarding (a) disclosure of confidential information for his lifetime, (b) non-solicitation with clients and employees for 18 months after termination of employment and (c) non-competition with the Company’s business for 18 months after termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Employment Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Seliga’s appointment as Chief Operating Officer and Chief Financial Officer is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01    Other Events.

On January 14, 2016, the Company issued a press release announcing Mr. Seliga’s appointment as Chief Operating Officer and Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Agreement, dated January 11, 2016

99.2	Press Release dated January 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHWAREHOUSE.COM, INC.

Date: January 14, 2016	By: /s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer